CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Exhibit 10.1

EVOKE PHARMA, INC.

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (this “Agreement”) is made as of this 27th day of January, 2014 (the “Effective Date”) by and between Evoke Pharma, Inc., a Delaware corporation with a business address at Evoke Pharma, Inc., a Delaware corporation with a business address at 505 Lomas Santa Fe Drive, Suite 270, Solana Beach, CA 92075 (“Company”), and Spaulding Clinical Research, LLC, a Wisconsin Limited Liability Company with a business address at 525 South Silverbrook Drive, West Bend, WI 53095 (“Provider”).

WHEREAS, Provider is a Phase I facility and ECG Core Lab engaged in providing services including but not limited to the following: clinical conduct, ECG Core Lab services, protocol development and biometrics.  Company desires Provider to provide and Provider agrees to provide the services described in this Agreement (the “Services”) pursuant to the terms and conditions of this Agreement.  The Services shall consist of individual studies or consultations (each, a “Study”) defined in the Work Orders (as hereinafter defined).  In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	The Study.
1.1

Company shall authorize specific assignments through the placement of a Work Order to Provider in the form set forth in Exhibit A hereto (“Work Order”) which shall describe (a) the Services to be performed, (b) any deliverables, (c) any special terms and conditions applicable to the Services, (d) an estimate of the total costs and payment schedule therefore, (e) the estimated delivery schedule for the provision of the Services, and (f) list any third parties authorized to communicate with Provider regarding the Services under the Work Order (each, a “Company Designee”).

1.2

Provider and Company shall execute a copy of each mutually acceptable Work Order.  In the event of a conflict between the terms contained in any Work Order and this Agreement, the terms of this Agreement shall control, unless specifically agreed upon to the contrary in the Work Order.  No obligation shall be incurred by either party unless a Work Order has been executed by the authorized agents of both parties.

2.	Conduct of the Services.
2.1

Provider will maintain industry standards of professional conduct in the performance of the Services and each Study and in the preparation of all related reports.  Provider will adhere to all Applicable Law.  If applicable, Provider will perform the Services and each Study in compliance with the current good laboratory practices of the appropriate Government Authority.  For the purposes of this Agreement, “Applicable Law” shall mean all laws, statutes, ordinances, codes, rules and regulations which have been enacted by a Government Authority and are in force as of the Effective Date or come into force during the term of this Agreement, in each case to the extent that the same are applicable to the performance by the parties of their respective obligations under this Agreement.  “Government Authority” shall mean any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body.
2.2

Provider will conduct the Study in accordance with the Work Order(s), which may be amended from time to time upon the mutual agreement of Provider and Company.  If an amendment requires additional or different work on the part of the Provider, Provider may agree to conduct such work and will be paid an amount mutually agreed to by the parties.  Provider agrees not to intentionally change or deviate in any material manner from the Work Orders without Company’s prior written approval.  Deviations from the Work Orders may be made in an emergency without Company’s approval, provided that Provider shall obtain Company’s prior written approval and that any deviation does not result in a substantial material cost increase or result in the Study not being conducted in accordance with Applicable Law.

2.3

The parties acknowledge that during the course of performing the Study in accordance with the Work Orders, additional costs may be incurred by Provider as a result of procedural changes which do not amount to or require a change in the Work Orders, but which are deemed necessary by Provider to successfully perform said Study, and which could not be foreseen at the time of the preparation of the Work Orders.  If such procedural changes occur, Provider shall advise the Company prior to their implementation and solicit the Company’s prior written agreement as to the necessity and additional cost thereof.

2.4

After each Study has been completed, Provider may be requested by Company to provide additional consultation services concerning each Study.  Upon such a request by Company, Provider will provide the requested Services and will be paid an amount mutually agreed to by the parties.  These consultation Services will be subject to the provisions on Confidentiality and Data and Intellectual Property set forth in Sections 8 and 12, respectively.

3.

Study Material.  If applicable, Company or a Company Designee will provide Provider with sufficient amounts of all compounds, materials, or other substances meeting relevant specifications (“Test Materials”) with which to perform each Study, as well as such complete and accurate data as is reasonably necessary to apprise Provider of the stability, proper storage and safe handling requirements of the Test Materials, including a Material Safety Data Sheet (MSDS) or equivalent documentation.  Provider agrees that Test Materials shall be considered Confidential Information under Section 8 of this Agreement, and further agrees not to analyze or modify the Test Materials except as necessary to perform Services hereunder, with the prior written consent of Company.

4.

Personnel.  Provider will arrange for qualified personnel to support Provider’s obligations under this Agreement.  Provider represents that none of its employees who are to participate in a Study have been debarred and none of such employees are, to the best of Provider’s knowledge, under consideration to be debarred by the Food and Drug Administration from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992, as amended or by any other Government Authority under any Applicable Law.

5.	Inspections.
5.1

Upon reasonable advance notice and not more than four (4) times per contract year, Provider will permit Company and/or its designated representatives, during normal business hours, to visit Provider’s facilities where any Study is taking place to monitor Provider’s performance of the Study.  Provider agrees to address, in writing, within thirty (30) days of the conclusion of Company’s audit of the facilities, any reasonably adverse findings made by Company pursuant to the audit.  The written report shall include an action plan for addressing the findings reasonably and a time line for the implementation of any corrective and preventative measures.  Provider shall permit, at the request of Company, a follow-up inspection to ensure that all corrective and preventative measures have been implemented.  Notwithstanding the foregoing, upon forty eight

(48) hours notice, Provider agrees to permit Company to visit the Provider for the express purpose of observing, dosing, and meeting with study directors and/or review study data on an unlimited basis as long as there is no conflicting audits or inspections being conducted during the requested time frame.

5.2

Provider will notify Company as soon as practical in the event of any regulatory inspection of Provider’s facilities that directly impact a Study.  In the event of such an inspection by a regulatory or administrative agency, Provider will, to the extent permissible under Applicable Law, consult with and allow Company to be present at and to review and comment on any responses to such agency related to the inspection.

6.	Records and Reports.
6.1	Provider will keep complete and accurate records of the status and progress of each Study, including any more specific requirements which may be set forth in any Work Orders.
6.2

Provider will furnish a report or data containing information specified in the Work Orders.  All reports will be prepared in the standard format of the Provider unless otherwise specified in the Work Orders or as otherwise agreed to by the parties.

6.3

All Study reports and any supporting documentation originating with Provider, in whatever form (e.g., laboratory notebooks, original data, tissues, slides, photographs, etc.) are and shall be the Company’s sole and exclusive property.  At Company’s cost and expense, if Company requires Company’s property to be held by Provider, Provider shall store Company’s property as agreed upon in the Work Orders.  Upon reasonable advance notice, Company’s representatives shall have reasonable access to such material, and shall have the right to obtain originals or certified legible photocopies, at the Company’s option, of the raw data and supporting documentation, at no additional expense.

7.	Compensation
7.1

Company will pay Provider as set forth in the Work Orders.  All invoices are due and payable thirty (30) days from invoice date and Company agrees to pay all invoices submitted.  Provider will invoice for amendments to a Study upon signature of such amendment by the Company.

7.2	All applicable termination, delay or cancellation fees will be set forth in the Work Orders.
8.	Confidentiality.
8.1

Definition.  Provider recognizes and acknowledges that certain information relating to the business of the Company or a Company Designee, including, without limitation, any clinical and product development plans, strategies, patent disclosures, patent applications, structures, models, techniques, know-how, trade secrets, processes, compositions, formulations, compounds and apparatus relating to the same and other proprietary information related to the current, future and proposed products and services of the Company or its subsidiaries or affiliates or a Company Designee disclosed by the Company, by a Company Designee or obtained by Provider through observation or examination of such information (collectively, “Confidential Information”) is the valuable property of the Company and/or the Company Designee.  Confidential Information also includes proprietary or confidential information of any third party who has disclosed such information to the Company in the course of the Company’s business. Both Parties have also entered into a Mutual Confidentiality Agreement dated 2-December-2013 which shall be adhered to according to the terms set for in that Agreement.

8.2

Nondisclosure of Confidential Information.  The Provider agrees that it will hold in strict confidence and not disclose to any third party any Confidential Information, except as approved in writing by the Company; provided, however, that the Provider shall not be obligated to treat as confidential, any Confidential Information that the Provider can prove through written documentation that (i) is known or made available to the public or otherwise is in the public domain at the time of disclosure by the Company or a Company Designee to Provider, (ii) becomes part of the public domain after disclosure by the Company to Provider by any means except through breach of this Agreement by the Provider, or by a third party under an obligation of confidentiality to the Company or a Company Designee, or (iii) has been otherwise known by the Provider prior to communication by the Company or a Company Designee to Provider of such information.  In the event a court or governmental agency legally compels the Provider to disclose Confidential Information, the Provider shall promptly inform the Company of the compelled disclosure, so that the Company or the Company Designee may seek a protective order or other remedy, and the Company agrees to cooperate with the Company in any proceeding to obtain a protective order or other remedy.  If, in the absence of a protective order or other remedy, Provider is nonetheless, in the opinion of Provider’s legal counsel, compelled to disclose Confidential Information, Provider may disclose only that portion of the Confidential Information that such counsel advises Provider is legally required to be disclosed.  In such an event, Provider shall give to the Company written notice of the Confidential Information to be disclosed as far in advance of its disclosure as is practicable and, upon the Company’s request, Provider shall use reasonable commercial efforts to obtain assurances that confidential treatment will be accorded to such information.

8.3

Limited Internal Disclosure.  The Provider agrees that any disclosure of Confidential Information will only be such as is necessary in connection with the conduct of the Services and will only be to the Provider’s employees who are bound by written agreements, at least as restrictive as this Agreement, with the Provider to maintain the Confidential Information in confidence.

8.4

Use of Confidential Information.  The Provider shall not use any Confidential Information provided to Provider for any reason or purpose other than for the intent of this Agreement and shall make no other use of the Confidential Information.

8.5	Notice of Certain Events. The Provider will immediately notify the Company in the event of any loss or unauthorized disclosure of any Confidential Information.
8.6

No Reproduction of Confidential Information.  Confidential Information will not be reproduced in any form except as required to accomplish the intent of this Agreement.  Any reproduction of any Confidential Information will remain the property of the Company and will contain any and all confidential or proprietary notices or legends that appear on the original, unless otherwise authorized in writing by the Company.

8.7

Ownership.  As between the parties, all Confidential Information is the sole and exclusive property of the Company.  The Provider recognizes and agrees that nothing contained in this Agreement will be construed as granting any property rights, by license or otherwise, to the Provider to any Confidential Information disclosed under this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issued, based on such Confidential Information.  The Provider will not make, have made, use or sell for any purpose any product or other item using, incorporating or derived from any Confidential Information.  The Company makes no warranty relating to the Confidential Information and the use to be made thereof by Provider and disclaims all warranties, express or implied, including the warranties of merchantability or fitness for a particular purpose.

8.8

Return of Materials.  Within sixty (60) days following the termination of this Agreement, or upon the Company’s written request, the Provider will promptly return to the Company all documents and other tangible materials representing any Confidential Information and all copies thereof and all other property, materials or equipment that belong to the Company, its affiliates, subsidiaries, customers, prospects or suppliers, except for one archive copy which shall be retained by Provider to demonstrate compliance herein.  Provider further attests that all Provider employees and sub-contractors are held by confidentiality terms as strict as contained herein.

9.

Use of Names.   Neither party will use the other party’s name or the name of any employee of the other party in any advertising, packaging, promotional material, or any other publicity relating to this Agreement, without the prior written approval of the other party.

10.

Warranties.  Provider represents and warrants that (i) the Services shall conform to the Work Order specifications and Applicable Law, (ii) without limiting the provisions of Section 4, Provider does not and will not use in any capacity the services of any person or entity debarred under the Generic Drug Enforcement Act of 1992, disqualified as a testing facility under CFR Part 58, Subpart K, or disqualified or restricted under 21 CFR 312.70, in connection with the Services, (iii) Provider and any employees of Provider are authorized to work and are not acting and will not act during the term of this Agreement in violation of the Immigration Reform and Control Act of 1986 and its amendments and the regulations promulgated thereunder, (iv) Provider has or will obtain appropriate agreements with its employees and others, including any permitted subcontractors, whose services it may require, sufficient to enable full compliance with all the provisions of this Agreement, particularly Sections 8 and 12, and (v) Provider has not undertaken and will not undertake any work with third parties which will conflict with the Services that Provider has performed or will perform for the Company.

11.	Indemnities
11.1

Provider will defend, indemnify, save and hold harmless Company and its parent, subsidiaries, licensors and affiliates and their respective directors, officers, employees and agents (together, the “Company Indemnitees”) from and against any claims, demands, suits, actions, causes of action, losses, damages, fines and liabilities, including reasonable attorneys’ fees (“Claims”) arising out of or in connection with or attributable to Provider’s gross negligence or willful misconduct in performance of the Study, and will pay any costs and damages which, by final judgment, after exhaustion of all reasonable appeals, may be assessed against them, provided that Provider is given written notice of the Claims within five (5) days of the date of notice to Company and is given information, reasonable assistance, and sole authority to defend and/or settle the claim.

11.2

Company will defend, indemnify, save and hold harmless Provider and its parent, subsidiaries and affiliates and their respective directors, officers, employees and agents (together, the “Provider Indemnitees”) from and against any Claims arising out of or in connection with or attributable to any harmful or otherwise unsafe effect of the drug which is the subject of Services under this Agreement or any respective Work Order, the conduct of the clinical trial by Company which violates any applicable law, rule or regulation, Company’s gross negligence or willful misconduct in connection with this Agreement and will pay any costs and damages which, by final judgment, after exhaustion of all reasonable appeals, may be assessed against them, provided that Company is given written notice of the Claims within five (5) days of the date of notice to Provider and is given information, reasonable assistance and sole authority to defend and/or settle the claim.

12.

Data and Intellectual Property.  Any data, discoveries or inventions and other intellectual property rights, whether patentable or not, developed or generated pursuant to this Agreement which relate to any information or materials provided by Company or a Company Designee hereunder or otherwise arise from or are conceived and reduced to practice as a result of the performance of the Services, including without limitation new data, uses, processes or compositions relating to the information or materials provided hereunder shall be the exclusive property of Company.  Provider hereby assigns all of its right, title and interest in and to such data, discoveries, inventions and other intellectual property rights (including enforcement rights) to Company.

Provider agrees to assist Company, at no additional cost, in securing for Company any patents, copyrights or other proprietary rights in such data, discoveries or inventions and other intellectual property rights, and to perform all acts that may be reasonably required to vest in Company all right, title and interest in such data, discoveries or inventions and other intellectual property rights.  Provider hereby designates Company as its agent for, and grants to Company a power of attorney, which power of attorney shall be deemed coupled with an interest, solely for the purpose of effecting the foregoing assignment from Provider to Company.

13.

Insurance.  Each party shall carry insurance sufficient to cover its interest or potential liabilities hereunder including, but not limited to worker’s compensation, if applicable, and comprehensive general liability.

14.

Force Majeure.  Except with respect to the payment of monies due hereunder, neither party shall be considered in default of the performance of any obligation hereunder to the extent that the performance of such obligation is prevented or delayed by fire, flood, earthquake, explosion, strike, acts of terrorism, war, insurrection, embargo, government requirement, civil or military authority, act of God, or any other event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party.

15.	Term and Termination.
15.1	This Agreement will commence on the Effective Date and will continue for five (5) years from the Effective Date or until terminated by the parties as set forth below.
15.2

Company shall have the right to terminate an on-going Study at any time without cause upon thirty (30) days prior written notice to Provider.  In the event a Study is terminated without cause, Provider shall be paid for all related Services rendered through the effective date of termination, together with any additional expenses incurred in connection with the shutdown of the Study including without limitation any irrevocably committed costs.

15.3

Either party may terminate this Agreement upon sixty (60) days notice to the other party, provided that Provider completes all Studies in progress, and Company makes all payments due to Provider through the termination date as set forth in Section 16.2.

15.4

Either party may terminate this agreement at any time upon thirty (30) days prior written notice to the other party, for material breach of this Agreement by the other party if such breach is not remedied to the non-breaching party’s reasonable satisfaction within the thirty (30) day notice period.

15.5

Upon termination, neither party will have any further obligations under this Agreement, except that (i) the liabilities accrued through the date of termination and (ii) the obligations which by their terms survive termination, including Sections 8 (Confidentiality) and 12 (Data and Intellectual Property) and the applicable record keeping, regulatory compliance, and indemnification provisions of this Agreement, shall survive termination.

16.	Dispute Resolution.
16.1

Each party agrees that the other party shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Agreement, including without limitation breach of the confidentiality provisions hereunder.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

16.2

The parties shall attempt, in good faith, to resolve through negotiations any controversy, claim, or dispute arising out of this Agreement.  In the event that negotiations are not successful, the controversy, claim, or dispute shall be submitted to third party mediation upon terms reasonably acceptable to the parties.  If such claim, controversy or dispute is not resolved through mediation, upon written demand of either party, the claim, controversy or dispute shall be submitted to arbitration.  Such arbitration shall take place in the jurisdiction in which the services are provided, and shall proceed in accordance with the laws of such jurisdiction and the Commercial Arbitration Rules of the American Arbitration Association or if the parties so elect, the Rules of the United Nations Commission on International Trade Law Model Law on International Commercial Arbitration.  A record and transcript of the proceedings shall be maintained.  Any award shall be made in writing and in reasonable detail, setting forth the findings of fact and conclusion of law supporting the award.  The determination of a majority of the panel of arbitrators shall be the decision of the arbitrators, which shall be binding regardless of whether one of the parties fails or refuses to participate in the arbitration.  The decision shall be enforceable by a court of law, provided that the decision is supported by substantial fact and is without material error of law.  All costs of such arbitration, except expert fees and attorneys’ fees, shall be shared equally by the parties.  In no event shall the liability of Provider for any breach of default hereunder exceed the amount of fees it has paid under the Work Order to which such breach or default relates. Neither party shall be entitled to claim consequential, indirect or special damages or loss of profit for any breach or default under this Agreement or any Work Order or any attachment hereto.

17.	Miscellaneous.
17.1

Notices.  All notices from one party to the other will be in writing and will be delivered by addressing the same to the applicable address set forth below, or at such other address as either party may specify in writing to the other.  Notices shall be sent by overnight courier, certified mail, return receipt requested, or by other means of delivery requiring a written acknowledged receipt.

Company Address:	Evoke Pharma, Inc.
505 Lomas Santa Fe Drive, Suite 270
Solana Beach, CA 92075
Attn: Matt D’Onofrio, EVP & Chief Business Officer

Provider Address:	Spaulding Clinical Research, LLC
525 South Silverbrook Drive
West Bend, WI 53095
Attn: Daniel Selness, GM & Sr. V.P. of Clinical Research

With a copy to:

Jason Baltz, Attorney at Law
4871 N. Sheffield Avenue
Whitefish Bay, WI 53217
17.2	Independent Contractor. The business relationship of the Provider to the Company is that of an independent contractor and not of a partner, joint venturer, employer, employee or any other kind of relationship.  Provider shall not have the authority under this Agreement to bind or obligate the Company and shall not represent that it has such authority.  Provider will be solely responsible for expenses and liabilities associated with the employment of its employees.

17.3

Assignment.  This Agreement, and the rights and obligations hereunder, may not be assigned or transferred by either party without the prior written consent of the other party, such consent not to be unreasonably withheld, except that the Company may assign this Agreement to an affiliated company or in connection with the merger, consolidation, license or sale of substantially all assets related to the Study.

17.4

Entire Agreement.  This Agreement, together with the Work Order(s), sets forth the entire agreement and understanding between the parties, superseding any and all previous statements, negotiations, documents agreements and understandings, whether oral or written, as to the subject matter of the Agreement.  No modification or waiver of the provisions of this Agreement or any Work Order shall be valid or binding on either party unless in writing and signed by both parties.  No waiver of any term, right or condition under this Agreement or any Work Order on any one occasion shall be construed or deemed to be a waiver or continuing waiver of any such term, right or condition on any subsequent occasion or a waiver of any other term, right or condition hereunder.

17.5

Severability.  In the event that any one or more of the provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and all other provisions will remain in full force and effect.  If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

17.6

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

17.7

No Public Announcement.  Neither party will disclose the name of the other party, the existence of this Agreement, or the subject matter hereof in any publicity, advertising or public announcement without the prior written consent of the other party.

17.8	Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute a single legal document.

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed and delivered this Agreement as of the Effective Date.

PROVIDERCOMPANY

Spaulding Clinical Research, LLC	Evoke Pharma, Inc.
By: /s/ Daniel Selness	By: /s/ Matt D’Onofrio

Name: Daniel Selness	Name: Matt D’Onofrio
Title: GM & Sr. VP of Clinical Research	Title: EVP & Chief Business Officer
Date: 29 Jan 2014	Date: 28 Jan 2014

EXHIBIT A

WORK ORDER

This Work Order (“Work Order”) is entered into by and between _______________ (“Provider”) and Evoke Pharma, Inc. (“Company”), effective as of _____________, 2014, with reference to the following:

WHEREAS, the parties hereto have entered into a Master Services Agreement dated as of _______________, 2014 (the “Agreement”); and

WHEREAS, pursuant to the Agreement, Provider has agreed to provide [describe services] to Company in accordance with written work orders entered into from time to time describing such services.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth herein and in the Agreement, the parties hereto agree as follows:

1.

Work Order.  This document constitutes a “Work Order” under the Agreement and this Work Order and the services contemplated herein are subject in all respects to the terms and provisions of the Agreement.

2.	Services.
2.1	Time Line. Tasks to be completed between ______________, and _________________ (the “Work Order Term”).
2.2	The provision of any additional Services by Provider to Company shall be mutually agreed in a Work Order signed by an authorized agent of Company and Provider.
3.	Fees.
3.1

Company shall pay Provider ___________________________________.  Services provided shall not exceed a total of _______________ during the Work Order Term.  Payments of such fees shall be made in accordance with the provisions of the Agreement.  Such fees will be paid [insert payment schedule].

A-1

IN WITNESS WHEREOF, the parties hereto have caused this Work Order to be duly executed as of the date herein above set forth.

Provider	Evoke Pharma, Inc.
By:	By:

Name:	Name:
Title:	Title:
Date:	Date:

A-2

WORK ORDER (AS AMENDED) FOR

Evoke Pharma, Inc.

This Work Order, made as of March 3, 2017 by and between Spaulding Clinical Research LLC, a Wisconsin limited liability company having its principal place of business at 525 So. Silverbrook Drive, West Bend, Wisconsin  53095 (“SPAULDING”) AND Evoke Pharma, Inc., a corporation incorporated in California having its principal place of business at 420 Stevens Avenue, Suite 370, Solana Beach, CA 92075 (“Evoke Pharma”) (this Work Order, as amended, modified or supplemented from time to time being this “Work Order”).

WITNESSETH:

WHEREAS, Spaulding has agreed to perform from time to time Projects for Sponsor on the terms of the MSA, applicable Work Orders, the Protocols and the Related Documents;

WHEREAS, Sponsor desires Spaulding to perform a Project, (which Project is a clinical trial (the “Clinical Trial”) in accordance to the terms of the MSA, this Work Order and the Protocol and Spaulding desires to perform such Project on such terms;

NOW, THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged and subject to the terms and conditions of the MSA, this Work Order and the Protocol, Sponsor and Spaulding hereby agree as follows:

SECTION 1:  OBLIGATIONS OF SPAULDING

1)	Spaulding hereby agrees to perform for Sponsor the following services (as applicable) in connection with Protocol METO-IN-006:
i)	Spaulding will conduct the clinical research services pertaining to the Protocol; and
ii)	Spaulding will conduct the Biostatistics, Data Management and Medical Writing services pertaining to the Protocol

2)

To the extent that any of the services described in this Work Order are inconsistent with the services described in the MSA, this Work Order shall govern.  Attachment B will contain the scope of services for this project.

SECTION 2:  COMPENSATION

The estimated budget, fees and expenses in connection with this Project are as set for in Attachment B herein and will be invoiced according to the Payment Schedule contained in Attachment B and according to Section 7 of the MSA. The estimated budget will be revised appropriately once the FDA feedback on the protocol has been received.

An invoice for all testing reported during the milestones reflected in the payment schedule will be issued to Sponsor.  Payments may be made to: Spaulding Clinical Research, [***]; or, if by wire transfer to: Spaulding Clinical Research, LLC, ABA Routing #:  [***]; Account #:  [***].

If Sponsor pays, or Spaulding otherwise receives, less than the full amount owing, Sponsor’s payment will not constitute or be construed less than as on account of the earliest compensation due.  Spaulding may accept any check or payment in any amount without prejudice to Spaulding’s right to recover the balance of the amount due or to pursue any other right or remedy.  No endorsement or statement on any check or payment or in any letter accompanying any check or payment or elsewhere will be construed as an accord or satisfaction.

SECTION 3:  MSA

This Work Order is subject to all of the terms, limitations, conditions and provisions of the MSA and shall be construed in accordance with the MSA; Sponsor and Spaulding agree to comply with all such provisions.

IN WITNESS WHEREOF, the parties have executed this Work Order as of the date first above written.

EVOKE PHARMA, INC.		SPAULDING CLINICAL RESEARCH, LLC

By:	/s/ David A. Gonyer	By:	/s/ Daniel Selness
Name:	David A. Gonyer	Name:	Daniel Selness
Title:	President and CEO	Title:	Chief Strategy Officer
Date:	April 17, 2017	Date:	April 17, 2017

Attachments:	Attachment A: Protocol (Incorporated by reference)
Attachment B: Description of Services (As outlined in proposal)
Attachment B: Study Budget and Payment Schedule (As outlined in proposal)

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Evoke Pharma – METO-IN-006Page 4

Bid & Proposal

∎
∎
∎
		∎	Prepared for:	Wayne Alves
		∎		EVOKE Pharma, Inc.
		∎		420 Stevens Avenue, Suite 370
		∎		Solana Beach, CA 92075
		∎		email: walves@evokepharma.com
∎
∎
∎
		∎	Protocol #:	METO-IN-006
	∎	∎
	∎	∎
∎
∎
	∎		Protocol Title:

A Four-Period, Four-Treatment, Four-Sequence Randomized Crossover Study of the Comparative Bioavailability of Metoclopramide After Nasal and Oral Administration to Healthy Volunteers Under Fasted Conditions

∎
∎
∎
∎
∎
	∎		[name(s)]
∎	∎
∎	∎
∎	∎		Submitted by:	David Stark
∎				Director, Business Development
∎				Spaulding Clinical Research, LLC
∎				525 S. Silverbrook Drive
∎				West Bend, Wisconsin 53095
∎				Tel: 415-218-9646
∎				Email: David.Stark@spauldingclinical.com
∎
∎			Date Submitted:	13 April 2017
∎
∎
∎

Executive Summary

Thank you for extending an opportunity for Spaulding Clinical to provide a proposal for the METO-IN-006 trial. We are pleased to present our proposal for clinical conduct, data management, biostatistics, medical writing and project management services. This proposal, based on the protocol dated 31-March-2017, includes the cost for enrollment of [***] healthy volunteers and the screening cost for up to [***] subjects, based on a 2:1 screen failure ratio. Spaulding feels the enrollment number should be increased to [***] minimally to ensure [***] completers based on the protocol design. This proposal also includes costs of safety labs at check-in. [***]

Estimate:

Budget Summary – 4 Period
Clinical Budget (excludes pass-throughs)	$[***]
Biometrics Budget (Data Management, Stats and CSR)	$[***]
Project Management	$[***]
TOTAL	$1,643,861.33

At Spaulding Clinical, our Principal Investigator and the clinical operations team have extensive experience conducting BE/BA trials. We will assign a dedicated recruitment team to recruit and enroll the [***] healthy volunteers required for this trial.  The team will utilize a variety of methods, including queries to our extensive computerized database of >16,000 volunteers, out-bound calling, direct email, text blasts and posts to social media sites. Spaulding Clinical utilizes our fully functional and regulated onsite laboratory (CLIA-certified, COLA-accredited) to perform screening, admission, confinement and discharge clinical laboratory tests. All costs in the proposal for safety labs include the cost for analysis.

Our facility is paperless, as we use a fully integrated Phase I Electronic Data Capture system with bi-directional interfaces to clinical lab, bedside devices and ECG systems. This Electronic Data Capture system is specifically designed to allow Sponsors to continuously review study data in real-time and to monitor remotely.

The team at Spaulding Clinical is looking forward to this opportunity to grow our relationship with Evoke. Please let me know if you have any questions or would like additional information regarding our proposal and study capabilities. Thank you for your consideration.

Best regards,
David Stark

Director, BD

Tel: 415-218-9646

E-Mail: David.Stark@spauldingclinical.com

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Overview of Services

Clinical Pharmacology Solutions:

•

Spaulding Clinical Research operates a 200-bed clinical pharmacology unit which conducts all types of clinical pharmacology studies, from the most highly technical dose ranging studies down to bioavailability and bioequivalence studies.

o

With 96, Full 12-lead telemetry beds, Spaulding Clinical has the largest 12-lead ECG telemetry installation in the world.  This allows for the conduct of large TQT studies without having to split the cohorts, thus increasing delivery speed and passing on costing efficiencies to Sponsor.

•	The facility is paperless, using a fully integrated Phase I Electronic Data Capture system with bi-directional interfaces to clinical lab, bedside devices and ECG systems.
o	This allows Sponsors to continuously review their study data in real-time
o	Study managers can monitor study data remotely which can greatly reduce time out of the office, travel costs, and the overall burden of monitoring
o	Spaulding Clinical also has the ability to perform automatic data transfers to Sponsor Medidata Rave databases via an Interface
•	We also have a purpose built, state-of-the-Art, 12-bed, High-Visibility dedicated First-In-Man unit which is an exceptional place to execute FIM/SAD/MAD type trials.

One of the benefits of complete Electronic Data Capture is the fact that it allows us to capture study metrics continuously, which are analysed for every trial.  Please see our study metrics for 2016.

Metric	2016
Study Enrollment	99.70%
Subject Retention	98.71%
PKs on time	97.40%
Drug dose on time	99.90%

Biometrics Solutions

Spaulding Clinical offers a full service Biometrics department with highly qualified team members who will support the project from beginning to end.  We will work closely with your team to ensure all of your objectives and needs are fully met.

Project Management

A member of the biometrics team is assigned to your study so there is one primary point of contact (POC). During the course of a trial, critical turning points are monitored and project manager’s responsibilities include coordinating and tracking project activities, serving as the liaison between the Spaulding Clinical team and your team, creating and monitoring project timelines and communicating trial progress to all the key stakeholders.

Data Management

A successful trial begins with clean, reliable data and our highly experienced data management team is committed to providing flexible and accurate solutions; ensuring integrity, accountability and speed.  We will develop a state of the art CDASH compliant, electronic data capture (EDC) system allowing for real-time data review and cleaning. Access to the database is available to you and your team allowing for review of both study and source data for quick and accurate decision making.  The case report form (CRF) is developed using Spaulding Clinical’s vast library of standards, helping to expedite timelines and allowing for rapid deployment. During our review and cleaning process we will do a thorough adverse event (AE) reconciliation as well as code AEs, medications and medical history using the latest industry standard dictionaries (MedDRA and WHO Drug).  We will integrate third party vendor data and transform all data into fully compliant SDTM domains.  You will be provided with a fully annotated version of the Pinnacle21 (aka OpenCDISC) report outlining any discrepancies from the standard. Our dedicated team will partner with your personnel from study start-up through database lock and then continue to be available until completion of your study.

Biostatistics

Taking data to analysis requires the right partner with the correct knowledge and experience.  Our highly qualified biostatistics team will partner with you and your team to plan and design the analysis which best meets your study’s needs.  Each study is assigned a highly qualified biostatistician who will consult on all statistical aspects of your study.  This includes helping contribute to the protocol including sample size calculations if needed as well as development of the randomization plan.  A statistical analysis plan (SAP) will be created using the Spaulding standard template, outlining the exact analysis needed for your particular study and design and will include mock table, listing and figure (TLF) shells to ensure final reporting meets your needs.

Our statistical programming team is very well versed in CDISC standards and will develop the analysis datasets to ADaM standards.  They will provide you with a fully annotated version of the

Pinnacle21 (aka OpenCDISC) report outlining any discrepancies from the standard. They will also create the TLFs to match the shells outlined in the SAP.

In collaboration with data management, the Pharmacokineticists, and you, our biostatistics team offers a data review meeting (DRM) immediately after delivery of draft TLFs to provide topline review of data results and interpretation.  This review allows you a forum to discuss the results of your study with our team and experts to ensure the study needs are complete prior to delivery of the draft clinical study report (CSR). Upon final approval of the TLFs our statistician collaborates with the study’s medical writer to draft the statistical interpretation portion of the CSR.

Electronic submission (eSUB) needs are becoming more prevalent in our industry and Spaulding Clinical has the knowledge and expertise to support all of your needs.  The CDISC eSUB standard is referred to as the case report tabulation (CRT).  Our biostatistics team will create all components of the CRT, including the SDTM annotated CRF (aCRF), define.xml for both SDTM and ADaM as well as the study data reviewer’s guide (sDRG) supporting SDTM and the analysis data reviewer’s guide (aDRG) supporting ADaM.

Clinical Pharmacology/Pharmacokinetics (PK)

There are multiple and complex considerations that must be contemplated when designing, executing, analyzing, and reporting clinical studies that involve pharmacokinetic evaluations.  Our PK team will help the sponsor’s team to find the best solutions for your study needs.  We are able to provide consultation services during protocol development and write the PK sections of the statistical analysis plan (SAP) and clinical study report (CSR).  The PK team will produce and validate the PK parameters using a WinNonLin analysis.  These parameters are used by the biostatistics team to produce the ADaM datasets and the associated TLFs.  During the data review meeting (DRM) the kineticist leads the discussion involving the PK and helps clarify any areas of concern.  We understand that PK is the key to most Phase I studies and our PK team is here to help walk you through all steps of the process.

Medical Writing

Clear, concise, and professional presentation of study findings is an important factor in any development program. Spaulding’s medical writing team provides a full complement of services to support your study from protocol writing through publishing. Our team is skilled in data interpretation and delivering quality documents that are fully compliant with ICH guidelines and regulations.  Our team strives to provide clients with reports that can be dropped straight into their submissions. We publish using the Spaulding standards, including capability for eNDA full publishing and eCTD format. Our medical writing quality control processes ensure published outputs are compliant and maintain consistency with your overall submission.

eSource Solution – ClinSpark Overview

The ClinSpark™ system is the world’s only CDISC ODM certified eSource solution.  Spaulding Clinical utilizes this platform throughout the entire study execution from subject recruitment to data management.

The ClinSpark platform can integrate with other commercially available EDC platforms.   It currently has integration functionality with the Medidata Rave system.   Additionally, given the fact that ClinSpark is CDISC ODM/XML compliant/certified, it could also be integrated with Oracle based EDC systems, depending upon the version of the system and the available APIs in place.   In Spaulding Clinical’s environment, ClinSpark is used to collect pure, clean data, and is then transferred to/analyzed directly with our SAS programming/services, resulting in time and cost savings by eliminating the traditional EDC system middle step.

Significant advantages of ClinSpark over competing systems include:

•	True bi-directional interface support of HL7, CDISC LAB and other standards
•	Extensive cardiac integration with both telemetry and cardiograph ECG systems
•	Multi-site support that allows for deployment to the Cloud or to internal data centers
•	Barcode sample specimen management for protocol adherence
•	Bedside device integration that facilitates automatic data collection from medical devices
•	Support for traditional desktop and laptop computers in addition to mobile devices
•	The ability to communicate with potential study subjects with SMS (text messages)
•	Custom dashboards for monitors, PIs, or other staff for visualizations of study progress

IND Activation, Regulatory Considerations and IRB

Upon study award, Spaulding Clinical immediately assigns the Clinical Research Coordinator to the project.   They being to assemble the full team, work with the Sponsor to begin collection of all regulatory documents and begin drafting the informed consent form.   Generally, Spaulding Clinical likes to submit the package to the IRB within a few days of when the IND is submitted to the FDA.   This allows for us to work closely with the IRB staff and answer any questions they may have.   We typically submit the documents to the IRB 7 days prior to their meeting.   We generally have approval from the IRB within 24 hours of their meeting.   For First-In-Man or other IND enabling studies, their approval is always contingent upon approval/activation of the IND by the FDA.   We typically schedule screening to being 37 days after the Sponsor submits their IND.  This extra week takes into consideration slight delays in response from the agency and allows some time for minor protocol changes by amendment.   We typically screen subjects on a 2:1 basis, about 7-14 days prior to study Check in.  We always bring in additional alternate subjects for check in (typically 20% +1) to help ensure that we enroll the full complement of every cohort, every time and have been extremely successful (over 99.8% of the time) in doing so.

Subject Recruitment

Spaulding Clinical understands that scientific progress depends on the successful recruitment of human subjects to participate in medical research. Our recruiting department has developed comprehensive guidelines for ethical recruitment practices. These policies help build trust by establishing ethical research practices, public education and a policy of transparency. By utilizing a comprehensive recruiting campaign, Spaulding Clinical can reach a wide variety of demographics, tailored to a majority of needs. Our database consists of over 16,000 subjects 18 to 65 years, 50/50 male/female ratio volunteers with a mix of races, predominantly healthy.

Subject Retention

At Spaulding Clinical, we strive to be the Phase I facility by which all others are measured. This principle guides all applications of our business, including the individual attention and care to all of our subjects. Spaulding Clinical provides spacious and inviting facilities and amenities to subjects, including two beds per room, individual TVs, private shower in each room and ample recreation space. Our facility is set up for long term stays. We offer a variety of amenities, and help the subjects understand their important role in the research process.  Our retention rate with all causes, including AEs has consistently been over 97% the last 3 years.

Year	Retention Metrics
2015	98.20%
2014	97.85%
2013	98.71%

Project Team

Spaulding Clinical will assign a dedicated Study Team consisting of multiple Clinical individuals, led by the Investigator, a Study Coordinator and a core group of nursing staff.

▪	The Study Coordinator and staff are responsible for the following:
▪

Ensure studies are conducted in accordance with the study protocol, Spaulding Clinical policies/procedures, GCP standards and specific Principal Investigator criteria in accordance with Sponsor expectations.

▪	Informing relevant personnel of any issues which may affect study performance (i.e. safety, training, enrollment, volunteer visit schedules)
▪	Operational conduct of the study, functioning as the primary Sponsor contact.
▪	Study specific training as needed
▪	Coordinating with the bioanalytical laboratory to ensure appropriate sample shipping handling/integrity
▪	Maintaining all study related logs and correspondence
▪	Regulatory documents
▪	IRB submission
▪	IRB approval received
▪	All regulatory documents filed within the Investigator Site File

Please see below for detailed project team toles for the following proposed members:

Principal Investigator:    Carlos Sanabria, MD

Chief Strategy Officer:  Daniel Selness, RN, BA, MBA

Chief Operation Officer:  Cassie Erato, MSN, ACNP

Director of Medical Operations:  Anthony Godfrey, Pharm.D.

Director of Clinical Operations:  Angie Bartkus, BSN, RN MLT (ASCP)

Director of Biometrics:  Kjersten Offenbecker

Team Experience

Carlos Sanabria, M.D.

Dr. Sanabria is a medical director at Spaulding Clinical’s Phase I Pharmacology Unit. In this role, he serves as the primary PI for all Spaulding Clinical studies.  He earned his M.D. from the Medical College of Wisconsin and completed his residency at the Illinois Masonic Medical Center in Chicago, IL.  Dr. Sanabria is licensed to practice medicine in Wisconsin and Illinois.

He has served on the medical staff in Wisconsin at St. Joseph’s Community Hospital, Aurora-Sinai Medical Center, St. Luke’s Medical Center and Valley View Medical Center; in addition to serving in Illinois at St. Mary’s Hospital and Oak Park Hospital.

In addition to working at Spaulding Clinical, Dr. Sanabria is an active member of the American Medical Association, is an advanced Cardiac Life Support Provider/Instructor at Wheaton Franciscan Hospital since 2000 and has served as a board member on the American Board of Internal Medicine as well as the American Association of Pharmaceutical Scientists.

Daniel S. Selness, RN, BA, MBA

Mr. Selness is a research executive with over 20 years of experience in the operational management of clinical research for the pharmaceutical industry, with approximately more than 15 years focused largely in Phase I. Mr. Selness’ previous experiences include working both in a Phase I research unit in various capacities as well as working on the sponsor side in the Clinical Pharmacology Departments of two of the Top 15 Pharmaceutical companies in the world.

Over the years, Mr. Selness has played an integral role in the design, authoring, placement, management, and overall direction of approximately 600 Phase I trials including First-In-Man studies, ADME, Bioavailability/Bioequivalence, Drug-Drug Interactions, as well as special populations and a number of definitive TQT studies.    His experience both in the Phase I unit setting, as well as on the Pharmaceutical Sponsor side, makes for a very smooth study experience.

RFP Questions

1.	Provide an Overview of Clinical Pharmacology Services performed at your site.

Please see above Overview of Services for a detailed response (Page 3-5)

2.	Please describe the Team typically assigned to conduct and report the study results.

Please see above Project Team section for a detailed response (Page 8)

3.	Do you have capability to allow Sponsor to review study data in real-time? Please describe.

Yes, we do. Please see above eSource Solution Overview (Page 6)

4.	Please describe your experience with nasal spray products, including number of Bioavailability studies and Bioequivalence studies performed in the past year.

We have conducted 3 studies over the past 3 years using nasal inhalation technologies, however, none of these studies have been conducted in the past 12 months.  We enrolled 156 subjects into these studies and worked with one study Sponsor to develop an appropriate administration process and evaluation criteria.

5.	Describe your pool of potential subjects and the typical time it would take to recruit 48 to 60 subjects.

Please see Subject Recruitment (Page 7) for a detailed response.

6.	What is your subject retention rate?

98.2% was our subject retention rate per 215 metrics.

7.	What percent of PK samples are typically drawn on time?

97% of our PK samples were drawn on time per 2015 metrics.

8.

Do you have genetic information in your potential subject database, specifically CYP4502D6, in order to select only subjects who are extensive metabolizers (i.e., no poor or ultra-extensive metabolizers)?

We do have information on subjects 2D6 metabolism, and can access that very easily.  In addition we work with a vendor who is able to provide us with that information very cost effectively within 48 to 72 hours of screening. We have added this cost into the budget.

9.	Evoke wishes to be able to accommodate dosing for the pivotal study in a single cohort. Please describe the total number of subjects you can accommodate as a single cohort.

With the revised subject count, we would not be able to dose in a single cohort.

10.

Please describe how you will manage blood samples with the Bioanalytical Company selected in order to insure that fast and efficient PK results being available as soon as possible following final subject dosing.

Generally, we ship PK samples out under frozen conditions either the same day as the last sample is collected, or the following day, unless it falls on a Thursday or Friday.   We would generally schedule the study so that the final shipment dates occur on a Monday/Wednesday and use a vendor such as FedEx or World Currier to ensure next day delivery and always communicate directly with the lab staff to they know exactly when and how many samples will be arriving.  Additionally, we would work with the BioA lab to set up test transfers, so we would know the exact format that the concentration data will come across making it easier to handle and perform the WinNonLin analysis.

11.	Please describe any data review meetings to be held at key milestones (e.g. Draft PK TLFs and Final PK TLFs).

A review of all the TLFs is held after the Draft PK TLF delivery.  During the data review meeting (DRM) the kineticist leads the discussion and helps clarify any areas of concern.  We understand that PK is the key to most Phase I studies and our PK team is here to help walk you through all steps of the process.

12.	In the last 12 months have you been audited by the FDA? If yes, were any 483 deficiencies noted?

Yes, we were audited in the last 12 months by the FDA and a 483 was issued.

13.	Please provide 2 references for equivalent exposure or Bioequivalence studies performed in the 12 months.

[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Clinical Proposal Assumptions

Clinical Assumptions
Protocol Number	METO-IN-006
Date of Protocol	12-May-17
Phase	1
Study Population	Healthy Volunteers
Number of Sites	1
Approximate Start Date	May-17
Screen Failure Ratio	2:1
Total Number of Screened Subjects	[***]
Total Enrolled Subjects	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Biometrics Proposal Assumptions

General Biometrics Assumptions:
A project manager will be assigned to facilitate timelines, meetings and general communication.
A Data Review Meeting (DRM) will be held between the delivery of the draft PK TLFs and the final PK TLFs. Attendees will include the PM, sponsor, medical writer, PK Analyst, and statistician.

Spaulding Clinical standard templates will be utilized whenever applicable. This includes the Data Management Plan (DCM), Case Report Forms (CRFs), Statistical Analysis Plan (SAP), TLF Shells and Clinical Study Report (CSR).

Data Management Assumptions:
Number of Subjects Randomized	[***]
Number of Screen Failures	[***]
Unique CRF Pages per Subject	[***]
Total Number of CRF Pages per Subject	[***]
Number of Terms to be Coded Per Subject	[***]
Number of Edit Checks	[***]
Number of External Vendors	[***]
Number of Transfers (per vendor)	[***]
Number of Custom Reports	[***]
Statistical Analysis, Programming and PK Assumptions:
Randomization	Yes
Unblinding Envelops Provided	No
PK SAP	Yes	2 Drafts and a Final, includes TLF mocks
Number of SDTM Domains	24	1 Draft and a Final
SDTM Version	v3.2
Number of ADaM Datasets	10	1 Draft and a Final
ADaM Version	v1.0
Number of Analytes	1
Number of Unique Safety Tables	[***]	1 Draft and a Final
Number of Repeat Safety Tables	[***]	1 Draft and a Final
Number of Unique PK/PD Tables	[***]	1 Draft and a Final
Number of Repeat PK/PD Tables	[***]	1 Draft and a Final
Number of Unique Listings	[***]	1 Draft and a Final
Number of Repeat Listings	[***]	1 Draft and a Final
Number of Unique Figures	[***]	1 Draft and a Final
Number of Repeat Figures	[***]	1 Draft and a Final
SDTM Define.xml	Yes	1 Draft and a Final
ADaM Define.xml	Yes	1 Draft and a Final
Define.xml version	v2.0
Define.pdf	Yes	1 Draft and a Final
SDTM Reviewers' Guide	Yes	1 Draft and a Final
ADaM Reviewers' Guide	Yes	1 Draft and a Final
Medical Writing Assumptions:
Protocol	Yes	2 Drafts and a Final
CSR	Yes	Shell, 2 Drafts and a Final
Publishing	Yes	Full

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Scope of Work

	Spaulding	Sponsor	Vendor	Comments
Study Start-Up
Synopsis Design and Development		X
Review of Sponsor developed draft Protocol	X
Informed Consent Design/Completion	X
Compilation of Regulatory Package & Submission to IRB	X
Clinical Conduct
Recruitment, Screening and Selection of Eligible Volunteers	X
Provides Investigational Supplies, Including Study Drug		X
Provide Marketed or Comparator Drug		X
Study Drug Disposal (e.g., Destruction, Return)	X
Execution of Clinical Conduct Aspects of Study	X
Perform Data Entry of CRFs/ Data Transfer	X
Clinical Monitoring Services
Provide Clinical Monitoring Services	X
Medical Monitoring Services
Provide Medical Monitoring Services	X
Bioanalvtical Services
Facilitate Receipt of PK Data Results from Outside Laboratory			X
ECG Analysis Reporting (TQT Studies)
ECG SAP (Statistical Analysis Plan)	To be Prepared/Contracted Separately by Dr. Jay Mason.
Expert Report	To be Prepared/Contracted Separately by Dr. Jay Mason.
Data Management*
Development of CRF/Data Collection Module	X			2 Drafts / 1 Final
Data Management Plan (DMP) Development and Maintenance	X			2 Drafts / 1 Final
Database Development, Testing and Validation	X			1 Database
Database Training	X			Up to 5 Users
Edit Check Writing, Programming, Testing and Validation	X
Data Validation and Query Management	X
Medical Coding (MeDRA and WHO-DRUG)**	X
Biometrics Project Management	X
Database Transfer	X			2 Interim and 1 Final
Third Party Vendor Transfers and Reconciliation	X			1 Source (PK)
PDF Bookmarked CRFs for early term subjects due to AE	X
eCRF Lock	X
Statistical Analysis and Programming - Safety
Protocol Review	X
Randomization*	X
Statistical Analysis Plan (SAP) w/table shells - Safety	X			2 Drafts / 1 Final
Listing Shells and Figure Shells Included in SAP - Safety	X
Statistical Programming - Tables	X
Validation and Production - Tables	X
Statistical Programming - Listings	X
Validation and Production - Listings	X
Statistical Programming - Figures	X
Validation and Production - Figures	X
SDTM Datasets & Define.xml	X
ADaM Datasets & Define.xml	X
Annotated (SDTM) eCRF	X
Other Requirements (see comments)

Scope of Work (Continued)

	Spaulding	Sponsor	Vendor	Comments
Statistical Analysis and Programming - PK/PD*
Protocol Review	X
Statistical Analysis Plan (SAP) w/Table Shells - PK/PD	X
Listing Shells and Figure Shells Included in - PK/PD	X
Preliminary/Interim PK Analysis (at request of Sponsor)
WinNonLin Analysis	X
PK Data Review Meeting	X
Final PK Analysis	X
Preliminary/Interim PD Analysis (at request of Sponsor)
PD Data Review Meeting	X
Final PD Analysis	X
Statistical Programming - PK/PD Tables	X
Validation and Production - PK/PD Tables	X
Statistical Programming - PK/PD Listings	X
Validation and Production - PK/PD Listings	X
Statistical Programming - PK/PD Figures	X
Validation and Production - PK/PD Figures	X
Other requirement (see comments)
Medical Writing
Protocol Writing Services - Using Spaulding Template (ICH-Compliant)	X
Clinical Summary Report (CSR) - Using Spaulding Template (ICH-Compliant)	X			Shell / 2 Drafts / 1 Final
Patient Narratives	Drafts	Final		Safety Only
Publishing
Loose Compile Appendices from our eTMF				Separate folders
PDF compilation of Appendices with hyper-links
Full CSR Publishing	X

*Assumes protocol requires only one Database Build, One Randomization Schedule, One set of TFLs programmed, etc. using Spaulding Standards
**Spaulding Clinical assumes Sponsor holds valid MedDRA and Uppsala Monitoring Center (for WHO-DRUG) Licenses

Budget:

Sponsor Name: Evoke Pharma, Inc. Protocol No: METO-IN-006 Protocol/Synopsis Date: 12 May 2017 Population: Healthy Volunteers		STATUS: Draft Budget Date: 14-Jul--2017 Clinic Site: Spaulding Clinical Research # of Subjects: [***]
	Unit Charge	Frequency			Total per Subject
Recruiting & Screening
Informed Consent	[***]	[***]	[***]	[***]	[***]
Complete History (Incl. Concomitant Medication)	[***]	[***]	[***]	[***]	[***]
Physical Exam	[***]	[***]	[***]	[***]	[***]
Nasal Examination	[***]	[***]	[***]	[***]	[***]
ECG - 12 Lead	[***]	[***]	[***]	[***]	[***]
Laboratory Evaluation (CBC, Chem-20, U/A)	[***]	[***]	[***]	[***]	[***]
Pregnancy Test	[***]	[***]	[***]	[***]	[***]
Drug & Alcohol Screen	[***]	[***]	[***]	[***]	[***]
Serum Cotinine	[***]	[***]	[***]	[***]	[***]
Vital Signs	[***]	[***]	[***]	[***]	[***]
Height, Weight & BMI	[***]	[***]	[***]	[***]	[***]
Hepatitis B & C	[***]	[***]	[***]	[***]	[***]
HIV	[***]	[***]	[***]	[***]	[***]
Recruitment Fee	[***]	[***]	[***]	[***]	[***]
Screening Stipend	[***]	[***]	[***]	[***]	[***]
Screening Failures	[***]	[***]	[***]	[***]	[***]
Sub-Total	[***]	[***]	[***]	[***]	[***]
Confinement [***]
Drug & Alcohol Screen	[***]	[***]	[***]	[***]	[***]
Serum Cotinine Test	[***]	[***]	[***]	[***]	[***]
Concomitant Medication/Adverse Event Review	[***]	[***]	[***]	[***]	[***]
Pregnancy Test	[***]	[***]	[***]	[***]	[***]
Vital Signs	[***]	[***]	[***]	[***]	[***]
Laboratory Evaluation (CBC, Chem-20, U/A)	[***]	[***]	[***]	[***]	[***]
Nasal Examination	[***]	[***]	[***]	[***]	[***]
Clinic Bed	[***]	[***]	[***]	[***]	[***]
Medical and Nursing/Staffing Charge - Heavy Day	[***]	[***]	[***]	[***]	[***]
Supplies	[***]	[***]	[***]	[***]	[***]
Meals	[***]	[***]	[***]	[***]	[***]
PK Draws	[***]	[***]	[***]	[***]	[***]
Pharmacy Charge	[***]	[***]	[***]	[***]	[***]
Dosing Administration	[***]	[***]	[***]	[***]	[***]
Physical Exam - EOS	[***]	[***]	[***]	[***]	[***]
Nasal Examination - EOS	[***]	[***]	[***]	[***]	[***]
Laboratory Evaluation (CBC, Chem-20, U/A) - EOS	[***]	[***]	[***]	[***]	[***]
Safety ECG - EOS	[***]	[***]	[***]	[***]	[***]
Electronic Source Management	[***]	[***]	[***]	[***]	[***]
Sub-Total					[***]
Other Subject Charges
Administrative Overhead					[***]
Clerical					[***]
Volunteer Stipend					[***]
Sub-Total					[***]
Cost Per Completed Subject [***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Budget (Continued):

Other Study Charges
Alternate Stipends and Check-in Procedures (# of subjects x # of cohorts)	[***]	[***]	[***]	[***]	[***]
Screening Charges for [***] Subjects	[***]	[***]	[***]	[***]	[***]
Dry Ice and Sample Shipment	[***]	[***]	[***]	[***]	[***]
Verified Clinical Trials (Subject Registry System)	[***]	[***]	[***]	[***]	[***]
Investigator Review/Signature of CSR	[***]	[***]	[***]	[***]	[***]
Study Data Transfers include QC & Query Resolution	[***]	[***]	[***]	[***]	[***]
Lab Data Transfers include QC & Query Resolution	[***]	[***]	[***]	[***]	[***]
ECG Data Transfers include QC & Query Resolution	[***]	[***]	[***]	[***]	[***]
IRB (Includes drafting ICF and compiling initial submission)	[***]	[***]	[***]	[***]	[***]
Sub-Total	[***]	[***]	[***]	[***]	[***]
Total Clinical Study Cost[***]

Pass Through Costs
Long-Term Storage of PK Samples $[***]/sample/month greater than 30 days LSO
IRB Modifications: $[***]/document
Advertising up to $[***]
Dry Ice and Sample Shipment costs above and beyond above charge
Study Data, ECG, or Lab Data transfer above and beyond above charge @ $[***]/transfer
Drug Procurement
Drug Destruction
Screen Failures in Excess of 2:1 Ratio will be billed at $[***]

Biometrics Budget
Data Management
Data Management Administration	[***]	[***]	[***]	[***]	[***]
Conduct and Maintenance	[***]	[***]	[***]	[***]	[***]
eCRF Development and Completion Guidelines	[***]	[***]	[***]	[***]	[***]
Database Development, Testing and Validation	[***]	[***]	[***]	[***]	[***]
Data Transfers (from external vendors)	[***]	[***]	[***]	[***]	[***]
Custom Reports (Dose Escalation Meetings)	[***]	[***]	[***]	[***]	[***]
Designing and Validating Paper Diary	[***]	[***]	[***]	[***]	[***]
Data Management Fees	[***]	[***]	[***]	[***]	[***]
Sub-Total	[***]	[***]	[***]	[***]	[***]
Statistical Analysis and Programming
Statistical Analysis, PK and Programming Administration	[***]	[***]	[***]	[***]	[***]
Randomization	[***]	[***]	[***]	[***]	[***]
Statistical Analysis Plan (SAP)	[***]	[***]	[***]	[***]	[***]
SDTM Programming	[***]	[***]	[***]	[***]	[***]
Analysis Programming (SDTM, ADaM, TLF - Safety/PK/PD)	[***]	[***]	[***]	[***]	[***]
Electronic Submission (eSUB)	[***]	[***]	[***]	[***]	[***]
Sub-Total	[***]	[***]	[***]	[***]	[***]
PK Analysis and Reporting
PK Administration	[***]	[***]	[***]	[***]	[***]
WinNonLin Analysis	[***]	[***]	[***]	[***]	[***]
Sub-Total	[***]	[***]	[***]	[***]	[***]
Medical Writing
Medical Writing Administration	[***]	[***]	[***]	[***]	[***]
Protocol	[***]				[***]
Clinical Study Report (CSR)	[***]				[***]
Publishing	[***]				[***]
Sub-Total	[***]	[***]	[***]	[***]	[***]
Total Biometrics Cost[***]
Project Management Cost[***]
TOTAL STUDY COST$ 1,643,861.33

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Payment Milestones:

[***]% of Study Total:$[***]	Due Upon [***]
[***]% of Study Total:$[***]	Due Upon [***]
[***]% of Study Total:$[***]	Due Upon [***]
[***]% of Study Total:$[***]	Due Upon [***]
[***]% of Study Total:$[***]	Due Upon [***]
[***]% of Study Total:$[***]	Due Upon [***]
[***]% of Study Total:$[***]	Due Upon [***]
Total Project Budget:$1,643,861.33

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.